4484 Wilshire Boulevard
                                                   Los Angeles, California 90010
|logo|                                                            (323) 937-1060
                                                              Fax (323) 857-7125

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Press Release
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FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: August 6, 2007


          Mercury General Corporation Announces Second Quarter Results

Los Angeles, California...Mercury General Corporation (NYSE: MCY) reported today net income of $69.5 million ($1.27 per share-diluted) in the second quarter 2007 compared with $37.8 million ($0.69 per share-diluted) for the same period in 2006. For the first six months of 2007, net income was $130.0 million ($2.37 per share-diluted) compared to net income of $96.5 million ($1.76 per share-diluted) for the same period in 2006. Included in net income are net realized investment gains, net of tax, of $6.5 million ($0.12 per share-diluted) in the second quarter of 2007 compared with net realized investment gains, net of tax, of $2.8 million ($0.05 per share-diluted) for the same period in 2006, and net realized investment gains, net of tax, of $5.8 million ($0.11 per share-diluted) for the first six months of 2007 compared to net realized investment gains, net of tax, of $6.9 million ($0.13 per share-diluted) for the same period in 2006.

Company-wide net premiums written were $737.4 million in the second quarter 2007, a 2.2% decrease over second quarter 2006 net premiums written of $753.8 million, and were approximately $1.5 billion for the first six months of 2007, a 0.3% decrease over the same period in 2006. California net premiums written were $567.9 million in the second quarter of 2007, an increase of 2.9% over the same period in 2006, and were approximately $1.2 billion for the first six months of 2007, a 4.6% increase over the same period in 2006. Non-California net premiums written were $169.5 million in the second quarter of 2007, a 16.0% decrease over the same period in 2006, and were $354.4 million for the first six months of 2007, a decrease of 13.5% over the same period in 2006.

During the second quarter of 2007, the Company accrued $5.0 million as a reduction to California premiums in anticipation of issuing coupons that are redeemable towards new and renewal premiums as part of the settlement of a lawsuit. The impact of this accrual, net of tax, is a reduction to net income of $3.3 million for both the second quarter and the first six months of 2007. For the second quarter of 2007, the accrual added 0.7 points to the company-wide decrease in premiums written and reduced the growth in California premiums written by 0.9 points.

The Company's combined ratio (GAAP basis) was 94.0% in the second quarter and 94.3% for the first six months of 2007 compared with 98.6% and 95.3% for the same periods in 2006. Loss development on prior accident years' loss reserves was approximately $13 million adverse for the six months ended June 30, 2007, compared with approximately $15 million adverse for the same period in 2006. Adverse loss development on prior accident years' loss reserves for the six months of 2007 came primarily from the Company's California operations. As reported previously, for the states outside of California, the Company experienced adverse development for the six months ended June 30, 2006 of approximately $30 million on prior accident years' loss reserves, largely due to additional reserves established for large individual losses in Florida and additional reserves established for personal injury protection and bodily injury losses in New Jersey. The Company experienced positive development on prior accident years' loss reserves of approximately $15 million for the six months ended June 30, 2006 on its California business.

Net investment income of $40.8 million (after tax $35.0 million) in the second quarter of 2007 increased by 12.6% over the same period in 2006. The after-tax yield on investment income was 4.1% on average assets of $3.4 billion (fixed maturities and equities at cost) for the quarter. This compares with an after tax yield on investment income of 3.7% on average investments of $3.3 billion (fixed maturities and equities at cost) for the same period in 2006.

The Board of Directors declared a third quarter dividend of $0.52 per share, representing an 8.3% increase over the quarterly dividend amount paid in 2006. The dividend is to be paid on September 27, 2007 to shareholders of record on September 14, 2007. The Company's book value per share at June 30, 2007 was $32.71.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 13, 2007. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 7040282. The replay will also be available on the Company's website shortly following the call.

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                                     Page 2

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Mercury General Corporation

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's except per-share amounts and ratios)
                                   (unaudited)



                                                  Quarter Ended June 30,       Six Months Ended June 30,
                                                   2007          2006            2007           2006
                                               -----------    -----------     -----------     -----------
Net premiums written                           $   737,394    $   753,826     $ 1,523,277     $ 1,527,846
Net premiums earned                                754,076        753,350       1,509,828       1,490,030
Paid losses and loss adjustment expenses           491,421        486,508       1,011,367         965,848
Incurred losses and loss adjustment expenses       504,378        534,316       1,014,137       1,009,496
Net investment income                               40,795         36,242          82,940          75,645
Net realized investment gains, net of tax            6,493          2,751           5,816           6,946
Net income                                     $    69,509    $    37,812     $   129,962     $    96,458
                                               ===========    ===========     ===========     ===========

Basic average shares outstanding                    54,697         54,648          54,685          54,636

Diluted average shares outstanding                  54,848         54,761          54,829          54,765

Basic Per Share Data
--------------------
Net income                                     $      1.27    $      0.69     $      2.38     $      1.77
                                               ===========    ===========     ===========     ===========

Net realized investment gains, net of tax      $      0.12    $      0.05     $      0.11     $      0.13
                                               ===========    ===========     ===========     ===========

Diluted Per Share Data
----------------------
Net income                                     $      1.27    $      0.69     $      2.37     $      1.76
                                               ===========    ===========     ===========     ===========

Net realized investment gains, net of  tax     $      0.12    $      0.05     $      0.11     $      0.13
                                               ===========    ===========     ===========     ===========

Operating Ratios-GAAP (a) Basis
-------------------------------
Loss ratio                                            66.9%          70.9%           67.2%           67.8%
Expense ratio                                         27.1%          27.7%           27.1%           27.5%
                                               -----------    -----------     -----------     -----------
Combined ratio                                        94.0%          98.6%           94.3%           95.3%
                                               ===========    ===========     ===========     ===========


Reconciliations of Operating Measures to Comparable GAAP (a) Measures
---------------------------------------------------------------------

Net premiums written                           $   737,394    $   753,826     $ 1,523,277     $ 1,527,846
Decrease (Increase) in unearned premiums            16,682           (476)        (13,449)        (37,816)
                                               -----------    -----------     -----------     -----------
Net premiums earned                            $   754,076    $   753,350     $ 1,509,828     $ 1,490,030
                                               ===========    ===========     ===========     ===========

Paid losses and loss adjustment expenses       $   491,421    $   486,508     $ 1,011,367     $   965,848
Increase in net loss and loss
adjustment expense reserves                         12,957         47,808           2,770          43,648
                                               -----------    -----------     -----------     -----------
Incurred losses and loss adjustment expenses   $   504,378    $   534,316     $ 1,014,137     $ 1,009,496
                                               ===========    ===========     ===========     ===========


(a) Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's except ratios)
                                   (unaudited)


                               Quarter Ended           Six Months Ended
                                 June 30,                  June 30,
                                   2007          2006          2007            2006
                                ----------    ----------    ------------    ------------
California Operations (1)
Net premiums written            $  567,904    $  552,144    $  1,168,886    $  1,118,051
Net premiums earned                577,827       552,209       1,151,343       1,091,467

Loss ratio                            64.2%         63.6%           64.7%           63.6%
Expense ratio                         26.0%         26.9%           26.0%           26.7%
                                ----------    ----------    ------------    ------------
Combined ratio                        90.2%         90.5%           90.7%           90.3%
                                ==========    ==========    ============    ============


Non-California Operations (2)
Net premiums written            $  169,490    $  201,682    $    354,391    $    409,795
Net premiums earned                176,249       201,141         358,485         398,563

Loss ratio                            75.7%         91.1%           75.1%           79.0%
Expense ratio                         30.8%         29.9%           30.6%           29.7%
                                ----------    ----------    ------------    ------------
Combined ratio                       106.5%        121.0%          105.7%          108.7%
                                ==========    ==========    ============    ============



                                                       At June 30,
Policies-in-force (000's)                       2007                2006
                                          ------------------   ----------------

California personal auto                              1,153              1,138
California commercial auto                               20                 21
Non-California personal auto                            312                364
California homeowners                                   266                253
Florida homeowners                                       13                 14

Notes:
All ratios are calculated on GAAP basis.
(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2) Includes all states except California

                  Mercury General Corporation and Subsidiaries
                 Condensed Balance Sheets and Other Information
                        (000's except per-share amounts)
                                   (unaudited)


                                                                                     June 30, 2007      December 31, 2006
                                                                                  --------------------  -------------------

  Fixed maturities available for sale (amortized cost
      $2,882,306 in 2007 and $2,851,715 in 2006)
      (includes hybrid financial instruments: $33,631
      in 2007)                                                                    $         2,883,376   $        2,898,987
  Equity securities available for sale (cost $268,070
      in 2007 and $258,310 in 2006)                                                           360,038              318,449
  Equity securities trading (cost $9,264 in 2007)                                               9,438                    -
  Short-term investments, at cost, which approximates market                                  283,573              282,302
                                                                                  --------------------  -------------------
        Total investments                                                                   3,536,425            3,499,738
Net receivables                                                                               380,150              372,777
Deferred policy acquisition costs                                                             213,902              209,783
Other assets                                                                                  240,446              218,764
                                                                                  --------------------  -------------------
  Total assets                                                                    $         4,370,923   $        4,301,062
                                                                                  ====================  ===================

Losses and loss adjustment expenses                                               $         1,090,682   $        1,088,822
Unearned premiums                                                                             963,775              950,344
Other liabilities                                                                             398,934              396,212
Notes payable                                                                                 127,913              141,554
Shareholders' equity                                                                        1,789,619            1,724,130
                                                                                  --------------------  -------------------
  Total liabilities and shareholders' equity                                      $         4,370,923   $        4,301,062
                                                                                  ====================  ===================


Common stock-shares outstanding                                                                54,717               54,670
Book value per share                                                              $             32.71   $            31.54
Statutory surplus                                                                        $1.7 billion         $1.6 billion
Portfolio duration                                                                          5.0 years            4.0 years




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